                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                [AMENDMENT NO. ]


                           FILED BY THE REGISTRANT /X/
                 FILED BY A PARTY OTHER THAN THE REGISTRANT / /

                           CHECK THE APPROPRIATE BOX:

                         / / PRELIMINARY PROXY STATEMENT

     / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
                                   14A-6(e)(2)

                         /X/ DEFINITIVE PROXY STATEMENT

                       / / DEFINITIVE ADDITIONAL MATERIALS

          / / SOLICITING MATERIAL PURSUANT TO SECTION 240.14a-11(c) OR
                               SECTION 240.14a-12

                                 ORBIT/FR, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              /X/ NO FEE REQUIRED.

  / / FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(i)(4) AND 0-11.

      1) Title of each class of securities to which transaction applies:

            --------------------------------------------------------------


      2) Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------


      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------


      4) Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------


      5) Total fee paid.

            --------------------------------------------------------------


/  / Fee paid previously with preliminary materials.

/  / Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:____________________________________

      2)    Form Schedule or Registration Statement No.:_______________

      3)    Filing Party:______________________

      4)    Date Filed:________________________

                                 ORBIT/FR, INC.
                               506 Prudential Road
                           Horsham, Pennsylvania 19044





DEAR STOCKHOLDER:

         You are cordially invited to attend the annual meeting of stockholders ("Annual Meeting") of Orbit/FR, Inc. (the "Company") to be held on Friday, May 19, 2000 at 10:00 a.m., local time, at the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         The proposals for the Annual Meeting relate to (i) the election of four
(4) directors and (ii) the ratification of the Board of Directors' appointment of Ernst & Young LLP, independent auditors for the Company for the fiscal year ending December 31, 2000. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 accompanies this Proxy Statement.

         We look forward to seeing you at the Annual Meeting. Whether or not you are planning to attend, we urge you to return the enclosed proxy at your earliest convenience.

                                   Sincerely,


                                   /s/ Zeev Stein
                                   ---------------------------------------------
                                   Zeev Stein
                                   Chairman of the Board of Directors







April 28, 2000

                                 ORBIT/FR, INC.

                               506 PRUDENTIAL ROAD
                           HORSHAM, PENNSYLVANIA 19044


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 2000

To the Stockholders of
Orbit/FR, Inc.:

         The Annual Meeting of Stockholders (the "Annual Meeting") of Orbit/FR, Inc. (the "Company") will be held at the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 on Friday, May 19, 2000 at 10:00 a.m., local time, for the following purposes:

         1.       To elect four (4) directors for the ensuing year;

         2. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2000; and

         3. To transact any other business as may properly be brought before the Annual Meeting.

         Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned.

         The Board of Directors has fixed the close of business on March 31, 2000 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's Common Stock (the "Common Stock") at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

         Your attention is directed to the accompanying Proxy Statement for the text of the resolutions to be proposed at the Annual Meeting and further information regarding each proposal to be made. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 is enclosed herewith.

         All stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, all holders of shares of the Company's Common Stock are urged to complete and sign the enclosed proxy, and return it promptly to the Company. At any time prior to their being voted, proxies are revocable by delivering written notice to the Company in accordance with the instructions set forth in the Proxy Statement or by voting at the Annual Meeting in person.

STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE ASKED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

                                      By order of the Board of Directors



                                      /s/ Irene Honeycutt
                                      ------------------------------------------

                                      Irene Honeycutt
                                      Secretary
April 28, 2000
Horsham, Pennsylvania

                                 ORBIT/FR, INC.

                               506 PRUDENTIAL ROAD
                           HORSHAM, PENNSYLVANIA 19044


                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 2000


                                 PROXY STATEMENT

         This Proxy Statement (the "Proxy Statement") has been prepared and is being distributed in connection with the solicitation by the Board of Directors of Orbit/FR, Inc. (the "Company") of proxies (each a "Proxy" and collectively, the "Proxies") in the enclosed form for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Friday, May 19, 2000, at 10:00 a.m., local time, at the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and any adjournment(s) or postponement(s) thereof.

                       VOTING AND REVOCABILITY OF PROXIES

         Stockholders of record as of the close of business on March 31, 2000 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, 6,074,473 shares of common stock, par value $.01 per share of the Company (the "Common Stock") were outstanding and entitled to one vote each. Execution of a Proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder submitting a Proxy has the right to revoke it at any time before it is exercised by another instrument or transmission revoking it or by filing a properly created proxy bearing a later date with the Secretary of the Company.

         Shares represented by properly executed Proxies for which no instructions are received will be voted for all the nominees identified below under "Proposal No. 1-Election of Directors," and for the ratification of accountants identified below under "Proposal No. 2-Appointment of Accountants." The persons named as proxies are either officers or directors of the Company.

         The presence, in person or by Proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular matter to be acted upon at the Annual Meeting, shall constitute a quorum for the purposes of consideration and action on such matter. Abstentions and broker non-votes are each included in the number of shares present at the Annual Meeting for purposes of establishing a quorum. The affirmative vote of a plurality of the votes cast is required for the election of directors. For all other proposals, the affirmative vote of the holders of a majority of shares of Common Stock present, in person or by Proxy, at the Annual Meeting is required. If any other matter should be presented at the Annual Meeting upon which it is proper to take a vote, shares represented by all Proxies received will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

         This Proxy Statement and the accompanying materials were first sent to the stockholders on or about May 1, 2000.

                             ADDITIONAL INFORMATION

         The Company will furnish without charge to any stockholder, upon written or oral request, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including any amendments thereto, and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Requests for such documents should be addressed to William A. Torzolini, Vice President, Finance and Chief Financial Officer, Orbit/FR, Inc., 506 Prudential Road, Horsham, Pennsylvania 19044, telephone number (215) 674-5100.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of April 28, 2000 certain information with regard to beneficial ownership (as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent (5%) or more of the outstanding shares of the Company's Common Stock, (ii) each director and Named Executive Officer (as defined below) individually, and (iii) all executive officers and directors of the Company as a group:

                                                   TOTAL NUMBER OF SHARES                         PERCENTAGE OF CLASS OF
NAME AND ADDRESS OF                                    OF COMMON STOCK                                 COMMON STOCK
BENEFICIAL OWNER                                    BENEFICIALLY OWNED(1)                          BENEFICIALLY OWNED(1)
----------------                                   ----------------------                         ----------------------
Orbit-Alchut Technologies, Ltd. (2)                         3,700,000                                           60.9%
P.O.  Box 3171
Industrial Zone
Netanya 42131 Israel

Zeev Stein (3)                                              3,706,000                                           61.9%
P.O. Box 3171
Industrial Zone
Netanya 42131
Israel

Shimon Alon (4)                                                12,000                                            *
c/o Orbit/FR, Inc.
506 Prudential Road
Horsham, PA 19044

Uri Jenach (5)                                                     --                                            *
c/o Orbit/FR, Inc.
506 Prudential Road
Horsham, PA 19044

William A. Torzolini (6)                                       12,000                                            *
Orbit/FR, Inc.
506 Prudential Road
Horsham, Pennsylvania  19044

Michael J. Hart, Sr. (7)                                        6,250                                            *
Orbit/FR, Inc.
506 Prudential Road
Horsham, Pennsylvania  19044

Thomas J. Burke (8)                                                --                                            *
Orbit/FR, Inc.
506 Prudential Road
Horsham, Pennsylvania  19044

John Aubin (9)                                                 10,000                                            *
Orbit/FR, Inc.
506 Prudential Road
Horsham, Pennsylvania  19044

All executive officers and directors                        3,755,750                                           61.8%
as a group (11 persons) (10)

*  Less than 1% of the outstanding Common Stock.

   (1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the date of this Proxy Statement. Beneficial ownership may be disclaimed as to certain of the securities.

   (2) Represents shares beneficially owned after the Company's initial public offering effective June 17, 1997.

   (3) Represents 3,700,000 shares held by Alchut. Mr. Stein is a director and 57% beneficial stockholder of Alchut. Also includes 6,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Stein, which options became exercisable on December 16, 1999. Does not include 24,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Stein, which options become exercisable in five cumulative annual installments commencing 12 months after the date of original grant, which options are not exercisable within 60 days of the date of this Proxy Statement.

   (4) Represents 12,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Alon, which options became exercisable on July 2, 1998 and 1999. Does not include 18,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Alon upon his appointment to the Board of Directors, which options become exercisable in five cumulative annual installments commencing 12 months after the date of original grant, which options are not exercisable within 60 days of the date of this Proxy Statement.

   (5) Does not include 30,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Jenach on December 16, 1998, which options become exercisable in four cumulative annual installments commencing 24 months after the date of grant.

   (6) Includes 10,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Torzolini which become exercisable May 14, 2000. Does not include 30,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Torzolini, which options become exercisable in four cumulative annual installments commencing 24 months after the date of original grant.

   (7) Includes 6,250 shares of Common Stock issuable upon the exercise of options granted to Mr. Hart which become exercisable May 2, 2000. Does not include 18,750 shares of Common Stock issuable upon the exercise of options granted to Mr. Hart which options become exercisable in four cumulative annual installments commencing 24 months after the date of original grant.

   (8) Does not include 25,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Burke on December 16, 1998, which options become exercisable in four cumulative annual installments commencing 24 months after the date of original grant.

   (9) Represents 10,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Aubin, which options are exercisable on June 17, 2000. Does not include 10,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Aubin, which options become exercisable in four cumulative annual installments commencing 24 months after the date of original grant, which options are not exercisable within 60 days of the date of this Proxy Statement.

   (10) Includes the information contained in the notes above, as applicable. Includes 3,500 shares of Common Stock issuable upon the exercise of options granted to certain other executive officers, which options are exercisable on June 17, 2000. Does not include 50,750 shares of Common Stock issuable upon the exercise of options granted to certain other executive officers on June 17, 1997, which options become exercisable in four cumulative annual installments commencing 24 months after the date of original grant. Does not include 3,000 shares of Common Stock issuable upon the exercise of options granted to certain other executive officers on December 16, 1998, which options become exercisable in four cumulative annual installments commencing 24 months after the date of original grant. Does not include 29,000 shares of Common Stock issuable upon the exercise of options granted to certain other executive officers on March 24, 1999, which options become exercisable in four cumulative annual installments commencing 24 months after the date of original grant. Does not include 35,000 shares of Common Stock issuable upon the exercise of options granted to certain other executive officers on December 16, 1999, which options become exercisable in four cumulative annual installments commencing 24 months after the date of original grant.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     Four (4) directors are to be elected at the Annual Meeting, each to serve until the next annual meeting and until his successor shall have been elected and qualified. Each of the nominees named below is presently a member of the Board of Directors. In case any of the nominees should become unavailable for election, for any reason not presently known or contemplated, the persons named on the Proxy card will have discretionary authority to vote pursuant to the Proxy for a substitute.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 1.


     The following table sets forth the name, age and principal occupation of each director, including the nominees.

NAME                                            AGE      SINCE       PRINCIPAL OCCUPATION
----                                            ---      -----       --------------------
Zeev Stein                                      47      1996         Chairman of the Board of Directors and Acting Chief
                                                                     Executive Officer of the Company.

Shimon Alon                                     48      1997         Chief Executive Officer of Precise Software Ltd.

Uri Jenach                                      48      1999         General Manager of SophistiPak Ltd., Netanya, Israel.

Reuven Fatal                                    51      2000         President and Chief Executive Officer, Alchut.


      ZEEV STEIN has served as a director of the Company and its predecessor since March 1996 and began serving as Chairman of the Board of Directors in October 1998. Since July 1994, Mr. Stein has served as a Director of Alchut and since September 1996, Mr. Stein has also served as the Vice-President of Operations of Alchut. From 1991 to 1996, Mr. Stein was the General Manager of Stein Special Art, Ltd., located in Ra'anana, Israel.

      SHIMON ALON was named a director in June 1997, and has served as President and Chief Executive Officer of Precise Software Ltd., a private company in Braintree, Massachusetts since October 1997, which provides tools that link the production support and application development processes. From 1982 to 1997, Mr. Alon served with Scitex Corporation Ltd. in Herzlia, Israel in various capacities, with his last position as President of Scitex America Corp. in Bedford, Massachusetts which sells and supports products used in graphic arts and digital printing.

      URI JENACH was named a director in November 1999, and has served as the General Manager of SophistiPak Ltd, an Engineering and Packaging Consulting company since 1993. Mr. Jenach has served as a Director of Orbit FR, Engineering, Ltd., a subsidiary of the Company since 1996. Mr. Jenach also serves as a Director of Orbit Avionics, Ltd.

      REUVEN FATAL has served as President and Chief Executive Officer of Alchut since 1997. From 1994 to 1997, Mr. Fattal served as General Manager of Comverse, Inc.'s Efrat's audio-disk division. Prior to 1994 Mr. Fattal served in various roles with the Israeli Defense Forces.

      The Board of Directors met three times during the last fiscal year. There was no incumbent who, during the last full fiscal year, attended in person or by phone fewer than 75% of the meetings of the Board of Directors.

BOARD OF DIRECTORS

      The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors shall consist of not less than three nor more than thirteen members, the exact number to be fixed and determined from time to time by the Board. The Company's Board of Directors is presently composed of four (4) directors.

COMMITTEES OF THE BOARD

      The Board of Directors established its Compensation Committee and Audit Committee in December 1998.

      The Compensation Committee of the Board of Directors, subject to the approval of the Board of Directors, determines the compensation of the Company's executive officers and oversees the administration of executive compensation programs. During 1999, the Compensation Committee met twice and was composed of Mr. Alon, Uri Jenach, and Mr. Stein. Mr. Alon and Mr. Jenach were independent, nonemployee directors. There was no member of the Compensation Committee who, during the last fiscal year attended in person or by phone fewer than 75% of the meetings of the Compensation Committee.

      The Audit Committee recommends outside accountants, reviews the results and scope of the annual audit, the services provided by the Company's independent auditors and the recommendations of the auditors with respect to the Company's accounting systems and controls. During 1999, the Audit Committee met once and was composed of Mr. Alon, Mr. Stein and Mr. Jenach. Mr. Alon and Mr. Jenach were independent, nonemployee directors. Representatives of the Company's independent auditing firm, Ernst & Young LLP, met with the Audit Committee during the first quarter of 2000 and reviewed their examination of the Company's financial statements for the year ended December 31, 1999. There was no member of the Audit Committee who, during the last fiscal year, attended in person or by phone, fewer than 75% of the meetings of the Audit Committee.

COMPENSATION OF DIRECTORS

      On December 16, 1998, Mr. Jenach was granted an option to purchase 30,000 shares of common stock at an exercise price of $3 per share. These options will vest in five cumulative annual increments commencing 12 months after the date of grant. Mr. Jenach and Mr. Alon received consulting fees totaling $5,000 for serving on the Company's Board of Directors. Mr. Jenach, under a separate agreement also received consulting fees of $12,000 during the year.


COMPENSATION PHILOSOPHY AND POLICY

         Our compensation program generally is designed to motivate and reward our executive officers and other personnel responsible for attaining financial objectives that will contribute to the overall goal of enhancing stockholder value. In administering the program, the compensation committee assesses the performance of our business and our employees relative to those objectives. Our compensation program generally provides incentives to achieve annual and longer term objectives. The principal elements of the compensation plan include base salary, cash bonus awards and stock awards in the form of grants of stock options. These elements generally are blended in order to provide compensation packages which provide competitive pay, reward the achievement of financial objectives and align the interests of our executive officers and other high level personnel with those of our stockholders.

         BASE SALARY. In setting base salaries for officers and employees, we consider the experience of the individual, the scope and complexity of the position, our size and growth rate, profitability, and the compensation paid by our competitors.

         BONUSES. Our executive officers were not eligible to receive bonuses in 1999 due to actual losses incurred by the Company. The only bonus paid during 1999 related to sales objectives established for Mr. Burke. Mr. Burke's bonus was based upon quarterly sales targets. A revised incentive plan for all executives was established by the Compensation committee of the Board of Directors for the year 2000. It is meant to incent executives for attaining predetermined profit levels for both individual business units and for the Company overall. The plan is calculated annually after year end results are audited and executives must be employed by the Company on December 31st.

         STOCK AWARDS. To promote our long-term objectives, stock awards are made to directors, officers and employees who are in a position to make a significant contribution to our long-term success. The stock awards are made to directors, employees and consultants pursuant to our 1997 Stock Option Plan, in the form of qualified and nonqualified stock options.

         The compensation committee has discretion to determine which employees and consultants will be granted stock options, the number of shares to be optioned and the terms and conditions of such options. The full board of directors conducts the administration of the option plan with respect to options granted to directors or to officers subject to section 16 of the Exchange Act. The compensation committee, or the board of directors, as applicable, also has discretion to make adjustments to options in the event of a change in control or other corporate event including, without limitation, the discretion to accelerate the vesting of options or waive our repurchase right. Options currently outstanding generally vest over a five year period.

         In selecting recipients and the size of grants, the compensation committee considers various factors such as the potential of the recipient, the salary of the recipient and competitive factors affecting our ability to attract and retain employees, prior grants, a comparison of awards made to officers in comparable positions at similar companies and the performance of our business.

         During 1999, Mr. Bernstein was granted options to purchase 40,000 shares of our common stock. During 1999, Mr. Polan was granted options to purchase 20,000 shares of our common stock. No other option awards were made to other executive officers during 1999.



                                            Respectfully submitted,


                                            Zeev Stein, Chairman
                                            Shimon Alon
                                            Uri Jenach


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 1999, we had a Compensation Committee comprised of all board members as previously described under "Committees of the Board." Although Mr. Alon and Mr. Jenach were independent, non employee directors, Mr. Stein was an officer and employee during the year serving in the capacity of Chairman of the Board of Directors and acting Chief Executive Officer of the Company. Mr. Stein's compensation and stock ownership are described in detail in sections "Security Ownership of Certain Beneficial Owners and Management" and "Summary Compensation Table."

                             STOCK PERFORMANCE GRAPH

         The graph below provides an indicator of ORBIT FR, Inc.'s cumulative stockholder return as compared to Nasdaq Composite Index. There are no publicly traded companies included in ORBIT FR, Inc.'s list of direct competitors and we have therefore not included peer group data.

         The graph assumes an initial investment of $100 and reinvestment of dividends. The graph covers a period of time beginning with the Company's initial public offering in June 1997, through December 31, 1999.

                                  [LINE GRAPH]

Quarter     ORFR Inc.     Nasdaq
 Ended        Index       Index
-------     ---------     -----
Jun 97      100.00       100.00
Sep 97      234.62       116.89
Dec 97      165.38       108.90
Mar 98      107.69       127.29
Jun 98       69.23       131.39
Sep 98       23.08       117.46
Dec 98       25.64       152.05
Mar 99       17.63       170.69
Jun 99       24.36       186.27
Sep 99       22.44       190.43
Dec 99       28.21       282.19

               EXECUTIVE OFFICERS AND KEY EMPLOYEES OF THE COMPANY

       The following table sets forth certain information regarding the Company's executive officers, and certain key employees, who are not directors.

            NAME                                     AGE                           POSITION
            ----                                     ---                           --------
       Ze'ev Stein                                   47       Chairman, Acting Chief Executive Officer
       William A. Torzolini                          39       VP Finance, Chief Financial Officer
       Michael J. Hart, Sr.                          47       VP EMC Division
       Thomas J. Burke                               39       Former VP Sales and Customer Support
       John Aubin                                    46       VP Measurement Systems
       Moshe Pinkasy                                 49       Chief Operating Officer, Engineering,
       Marcel Boumans                                42       Managing Director, Orbit FR Europe, GmbH
       Gabriel Sanchez                               48       President, AEMI
       Jeff Polan                                    48       VP Research and Development, Chief Technology Officer
       David S. Bernstein                            53       Executive Vice President, Chief Operating Officer
       Mark A. Bates                                 30       VP Software Development U.S.A.

         Zeev Stein has served as Chairman of the Board and acting Chief Executive Officer of the Company since October 1998. He has also served as a Director of the Company and its predecessor since March 1996. Since July 1994, Mr. Stein has served as a Director of Alchut and since September 1996, Mr. Stein has also served as the Vice-President of Operations of Alchut. From 1991 to 1996, Mr. Stein was the General Manager of Stein Special Art, Ltd., located in Ra'anana, Israel.

         William A. Torzolini has served as Vice President of Finance and Chief Financial Officer for the Company since May of 1998. From 1990 to 1998 Mr. Torzolini was employed at Novacare, Inc., a national provider of rehabilitation healthcare services in various senior management roles including Vice President of Finance and Chief Financial Officer of Novacare's Outpatient Division.

         Michael J. Hart, Sr. has served as the Vice President of the EMC Division since joining the Company in May 1998. Mr. Hart was the President of Quantum Change/EMC Systems, Inc., a privately held company specializing in software for the electromagnetic compatibility (EMC) marketplace. The significant assets of Quantum Change/EMC Systems, Inc. were purchased by the Company in May 1998. From January 1980 through November 1994, Mr. Hart was the President of Electro-Mechanics Company, a privately held manufacturer of EMC components.

         Thomas J. Burke served as Vice President of Sales and Customer Support for the Company since September 1998. Effective January 1, 2000 Mr. Burke was responsible for sales and customer support for the U.S. market. Mr. Burke left the Company on April 3, 2000. From 1996 through 1998, Mr. Burke was employed as the Director - Worldwide Sales and Customer Service for Robotic Vision Systems Inc. From 1993 through 1996, Mr. Burke served in various capacities at Kulicke & Soffa Industries, Inc.

         John Aubin has served as Vice President of Measurement Systems since June 1996. From 1991 to 1996, Mr. Aubin was Vice President in charge of the Antenna Measurement Business Area for Flam & Russell.

         Moshe Pinkasy has served as the Chief Executive Officer of Engineering since January 1997. From February 1996 to December 1996, Mr. Pinkasy was Alchut's Manager of the Microwave Test and Measurement Business in Israel. From 1992 to 1996, Mr. Pinkasy served, in various capacities, as the Mechanical Engineering Department Manager for Alchut.

         Marcel Boumans has served as the Managing Director of Orbit FR Europe, GmbH since March 1997. Effective January 1, 2000 Mr. Pinkasy is responsible for sales and customer support for Europe. From June 1995 to March 1997, Mr. Boumans was a Systems Design Engineer for Dornier Satelliten Systeme GmbH, the satellite systems subsidiary of Daimler-Benz Aerospace. From 1990 to 1995, Mr. Boumans was a Systems Design Engineer for Dornier GmbH, the communications and defense subsidiary of Daimler-Benz Aerospace.

         Gabriel Sanchez has served as President of AEMI since its establishment in March of 1980. Prior to that period, Mr. Sanchez worked for Plessy Microwave and Emerson and Cumming.

         Jeffery S. Polan has served as the Company's Vice President, Research and Development, and Chief Technology Officer since March 1999. During 1998 Mr. Polan served as Vice President of Engineering at Aydin Telemetry. From 1996 to 1998 Mr. Polan served as Vice President Engineering at InterDigital Communications Corporation. From 1989 to 1996 Mr. Polan was President of Program Digital Systems Inc.

         David S. Bernstein has served with the Company since March 1999. From 1997 to 1998 Mr. Bernstein served as Vice President of Operations at Aydin Telemetry. From 1995 to 1997 Mr. Bernstein served as VP Operations at Solid State Devices, Inc. From 1991 to 1995 Mr. Bernstein served as Vice President and General Manager of Microtran.

         Mark A. Bates was named the Company's Vice President of Software Development, U.S.A. in January 2000, and has served in several software development capacities since joining the company in 1995.


                             EXECUTIVE COMPENSATION

      The following Summary Compensation Table summarizes the compensation of the Chief Executive Officer and the other Named Executive Officers of the Company for 1999 (the "Named Executive Officers").



                           SUMMARY COMPENSATION TABLE


                                               Annual Compensation                          Long Term
                                                                                           Compensation
                                                                                              Awards                      All other
Name and Principal                                                                          Underlying                     Compen-
Position                               Year         Salary               Bonus              Options(#)                    sation(1)
--------                               ----         ------               -----             ------------                   ---------
Ze'ev Stein                             1999        $180,000              --                      --                           --
Acting Chief                            1998                                                      30,000                       --
Executive Officer

William A. Torzolini                    1999         184,694              --                      --                           $456
Vice President,                         1998         104,630              --                      40,000                        410
Finance, Chief
Financial Officer

Michael J. Hart, Sr.                    1999         120,840              --                      --                            456
Vice President,                         1998         103,458              --                      25,000                       --
EMC Division

Thomas J. Burke                         1999         120,008              25,832                  --                            456
Former Vice President,                  1998          39,802              --                      25,000                        508
Sales and Customer Support

John Aubin                              1999         100,006              --                      --                           456
Vice President,                         1998         115,352               3,350                  --                           508
Measurement                             1997          91,998              18,802                20,000                         456
Systems

(1) Represents life insurance premiums paid.

STOCK OPTION GRANTS

      No stock options were granted to the Named Executive Officers of the Company during the year ended December 31, 1999.


                    AGGREGATED FISCAL YEAR-END OPTION VALUES

     The table below shows 1999 year-end amounts and value of shares of Common Stock underlying outstanding options. The Named Executive Officers did not exercise any stock options in 1999.

                                      Number of Securities Underlying             Value of Unexercised In-the-Money
                                          Unexercised Options at                             Options at
                                             December 31, 1999                          December 31, 1999(1)
                                             -----------------                          --------------------
Name                              Exercisable             Unexercisable            Exercisable              Unexercisable
----                              -----------             -------------            -----------              -------------
Ze'ev Stein                        6,000                       24,000                  --                        --
William A. Torzolini                 -                         40,000                  --                        --
Michael J. Hart, Sr.                 -                         25,000                  --                        --
Thomas J. Burke                      -                         25,000                  --                        --
John Aubin                        10,000                       10,000                  --                        --


(1) Based on the closing price of $2 5/8 on the Nasdaq National Market on December 31, 1999.


                              EMPLOYMENT AGREEMENTS

         Michael Hart. Effective May 2, 1998, the Company entered into an employment agreement with Michael Hart, the Executive Vice President of the Company's EMC Division, for an initial term of one year and thereafter terminable by either the Company or Mr. Hart on 360 days notice within the first year, 180 days in the second year and 90 days thereafter. Pursuant to the terms of Mr. Hart's employment agreement, Mr. Hart is entitled to receive an annual base salary of $120,000 or such higher amount as the Company's Board of Directors may determine from time to time.

         Mr. Hart's employment agreement may be terminated by the Company for cause, which is defined as the material breach of the employment agreement by Mr. Hart or if Mr. Hart commits a material act of dishonesty or a material breach of trust or a fiduciary obligation with respect to the Company. The employment agreement may be terminated by Mr. Hart immediately upon notice for cause which is defined as a reduction in salary or a material breach of the agreement which employer has failed to cure after ten days written notice thereof. Under the employment agreement, Mr. Hart is subject to certain non-disclosure, non-solicitation and non-competitive covenants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS BETWEEN ALCHUT AND ENGINEERING

     Orbit/FR Engineering, Ltd. ("Engineering"), the Company's wholly-owned Israeli subsidiary, and Alchut have an agreement, whereby Engineering purchases from Alchut electrical and mechanical production services. Engineering pays Alchut for these services based upon a rate of cost plus 5%, totaling approximately $1,104,000 for the year ended December 31, 1999. In addition, Alchut provided other administrative services to Engineering, including but not limited to, bookkeeping, computer, legal, accounting, cost management, information systems, and production support, which amounted to $240,000 in 1999. These agreements are evaluated on an annual basis.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of change of ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to it, the Company believes that, during the preceding year, the executive officers and directors and persons who own more than ten percent (10%) of the Company's Common Stock then subject to Section 16(a) complied with all
Section 16(a) filing requirements.

                   PROPOSAL NO. 2 - APPOINTMENT OF ACCOUNTANTS

     Subject to stockholder ratification, the Board of Directors intends to appoint the firm of Ernst & Young LLP which served as the Company's independent auditors for the last fiscal year, as its independent auditors for the year ending December 31, 2000.

     One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, who will have the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 2

                  STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     The Company intends to mail next year's proxy statement to its stockholders on or about May 1, 2001. Any stockholder proposal intended to be presented at the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") must be received by the Company at its office in Horsham, Pennsylvania on or before January 1, 2001 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting.

     With respect to the Company's 2001 annual meeting of stockholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement under Rule 14a-8, by March 17, 2000, the management proxies will be allowed to use their discretionary authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.


                                  OTHER MATTERS

     The Board of Directors does not intend to bring any matters before the Annual Meeting, other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Annual Meeting. If any other matters come before the Annual Meeting, the persons named in the enclosed Proxy will vote the Proxy with respect thereto, in accordance with their best judgment, pursuant to the discretionary authority granted by the Proxy.

EXPENSES OF SOLICITATION

     The cost of preparing, assembling, mailing and soliciting the Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by regular employees of the Company, either personally or by telephone. The Company does not expect to pay any compensation for the solicitation of Proxies, but may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining Proxies from such owners.

     All properly executed Proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by Proxy in regard to the election of directors to serve until the next annual meeting of stockholders, stockholders may vote in favor of all nominees or withhold votes as to all nominees or withhold votes as to specific nominees. With respect to other items to be voted upon, stockholders may vote in favor of the item or against the item or may abstain from voting. Stockholders should specify their choices on the enclosed Proxy. If no specific instructions are given with respect to the matters to be acted upon, and the Proxy is returned properly executed, then the shares represented by the Proxy will be voted FOR the election of all directors, and FOR the proposal to ratify the appointment of the independent accountants.

                                 ORBIT/FR, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned, revoking all previous proxies, hereby appoints Zeev Stein, Shimon Alon and Uri Jenach or any of them acting individually, as the proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the Annual Meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Company to be held at 10:00 A.M., eastern standard time, May 19, 2000 at the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and at any adjournment or postponement thereof.

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES.

                                 ORBIT/FR, INC.



                                 /s/ Irene Honeycutt
                                 -----------------------------------------------
                                 Irene Honeycut
                                 Secretary

1.    ELECTION OF DIRECTORS:

      [ ]FOR all nominees listed below
      [ ]WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:       For a term expiring at the next Annual Meeting of Stockholders:
                Zeev Stein, Shimon Alon, Uri Jenach, Reuven Fattal.

(INSTRUCTION:   To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) on the line below.)

--------------------------------------------------------------------------------

2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000:

      [ ]  FOR                  [ ]  AGAINST               [ ]  ABSTAIN

  (Please date and sign your Proxy on the reverse side and return it promptly)


           This Proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted "FOR" the election of all nominees for director listed on the reverse side hereof and "FOR" ratification of appointment of Ernst & Young LLP as the Company's independent auditors. This Proxy also delegates discretionary authority with respect to any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.

           The undersigned hereby acknowledges receipt of the notice of Annual Meeting and Proxy Statement.


                 Date:____________________________________, 2000


                            Signature of Stockholder


                            Signature of Stockholder

                NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.